Exhibit 10.3

SECOND AMENDMENT TO THE

STOCK EXCHANGE AGREEMENT

THIS SECOND AMENDMENT TO THE STOCK EXCHANGE AGREEMENT by and among Yaaran Investments Ltd., a company organized under the laws of the State of Israel (“Yaaran”), Save Foods Ltd. and Save Foods, Inc. (together “Save Foods”) and NewCo Ltd. (or such future name as shall be determined between the Parties upon the incorporation of NewCo or as shall be approved by the Israeli Registrar of Companies), in accordance with the terms of this Agreement and the Contract, as defined herein), a private company to be incorporated under the laws of the State of Israel by Yaaran (the “NewCo” and “Second Amendment”, respectively), is made as of August 13, 2023, which are parties to that certain Stock Exchange Agreement, dated July 11, 2023, as amended on July 24, 2023 (the “Original Agreement” and the “First Amendment”, which together shall be referred to as the “Agreement”).

WHEREAS, capitalized terms used but not otherwise defined in this Second Amendment shall have the meanings ascribed to them in the Agreement;

WHEREAS, the Parties have agreed that, upon certain considerations by Save Foods, Save Foods, Inc. shall be issued the NewCo Exchange Shares (as defined in the Agreement) and not Save Foods Ltd.;

WHEREAS, the Parties executing this Second Amendment constitute the required signatories to amend Agreement in accordance with Section 8.3 thereof, and accordingly, now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1. Recitals. The Agreement is hereby amended by replacing the following recitals with the following:

“WHEREAS, each of the Parties believes that it is in its best interests, and the best interests of its respective stockholders, that Save Foods shall issue to Yaaran such number of shares of common stock, par value $0.0001 per share, of Save Foods, Inc. (“Save Foods Common Stock”) representing 19.99% of the issued and outstanding capital stock of Save Foods, Inc. (calculated on a pre-Closing basis) (the “Save Foods Exchange Shares”), and in consideration thereof, ~~Save Foods Ltd.~~ Save Foods, Inc.. shall be issued such number of shares representing 60% of NewCo’s share capital on a fully diluted, pre-Closing basis (the “NewCo Exchange Shares”) (collectively, the “Exchange”); and”

“WHEREAS, pursuant to those certain minutes of ARO’s information commercialization committee (the “Committee”) dated June 15, 2023, the Committee resolved that the issuance of the NewCo Exchange Shares (as defined below) to ~~Save Foods Ltd.~~ Save Foods, Inc. is approved pursuant to Section 10.10 of the Contract (the “Resolution”), which Resolution Save Foods has relied on as a condition precedent to entering into this Agreement and which Resolution is attached hereto as Annex A.”

2. Amendment of Section 1.1. The Agreement is hereby amended by replacing Section 2.1 with the following:

“1.1 The Exchange. At the Closing and subject to the terms and conditions of this Agreement, Save Foods, Inc. shall issue to Yaaran the Save Foods Exchange Shares and NewCo shall issue to ~~Save Foods Ltd.~~ Save Foods, Inc. the NewCo Exchange Shares.”.

3. Amendment of Section 2.1(d). The Agreement is hereby amended by replacing Section 2.3 with the following:

“(d) a copy of the register of shareholders of NewCo, certified by an executive officer of NewCo, in which the NewCoExchange Shares issued at the Closing are registered in the name of ~~Save Foods Ltd.~~ Save Foods, Inc., in the form attached hereto as Schedule 2.1(h); and”

4. Amendment of Section 4.7. The Agreement is hereby amended by replacing Section 3.1 with the following:

“4.7 Purchase Entirely for Own Account. The NewCo Exchange Shares proposed to be acquired by the Save Foods Ltd. hereunder will be acquired for investment for the ~~Save Foods Ltd.~~ Save Foods, Inc’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and ~~Save Foods Ltd.~~ Save Foods, Inc. has no present intention of selling, granting any participation in or otherwise distributing the NewCo Exchange Shares, except (i) for a transfer to ~~Save Foods, Inc.~~ Save Foods Ltd., or (ii) in compliance with applicable securities laws. ~~Save Foods Ltd.~~ Save Foods, Inc. further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the NewCo Exchange Shares. For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.”

5. No Other Amendments. Except as specifically amended hereby, the Agreement is unaltered, un-amended, and remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Agreement as of the date first written above.

SAVE FOODS, INC.

By:	/s/ David Palach
Name:	David Palach
Title:	Chief Executive Officer

SAVE FOODS LTD.

By:	/s/ David Palach
Name:	David Palach
Title:	Director

NEWCO LTD.

By:	/s/ Shmuel Yannay
Name:	Shmuel Yannay
Title:	Incoming CEO

YAARAN INVESTMENTS LTD.

By:	/s/ Shmuel Yannay
Name:	Shmuel Yannay
Title:	Owner

[Signature Page to Amendment No. 2 to the Agreement]